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                                                                   EXHIBIT 23(C)

                               CONSENT OF COUNSEL

     We hereby consent to the use of our name under "Business -- Legal Proceedings" in this registration statement.

                                              /s/RAISBECK, LARA, RODRIGUES &
                                                          RUEDA
                                            Members of the firm Baker & McKenzie

Bogota, Colombia
June 23, 1998